                                                                   Exhibit 99(l)


                                                                         ENTERED
                                                                     APR 05 1999
                                                                  CLERK'S OFFICE
                                                           U.S. BANKRUPTCY COURT
                                                            DISTRICT OF MARYLAND
                                                                       GREENBELT
                                                            [STAMP OF THE COURT]
                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                              (Greenbelt Division)

In re:                                *

CRIIMI MAE INC., et al.,              *        Bankruptcy No. 98-2-3115-DK
                                                    (Chapter 11)
                  Debtors.            *        (Jointly Administered)

*  *  *  *  *  *  *  *  *  *  *  *  * *  *  *  *  *  *  *  *  *  *  *  *  *  *

                   SUPPLEMENTAL STIPULATION AND CONSENT ORDER
                    REGARDING SALE OF CERTAIN TRIPLE B BONDS

       Upon the consent of CRIIMI MAE Inc. ("CMI"), CRIIMI MAE Holdings II, L.P., Salomon Smith Barney Inc., Citicorp Securities, Inc., the Official Committee of Unsecured Creditors of CMI (the "Unsecured Committee") and the Official Committee of Equity Security Holders of CMI (the "Equity Committee") to the limited relief set forth herein, it is hereby stipulated and agreed as follows:

       1. Paragraph 13 of the Stipulation and Consent Order Regarding Sale of Certain Triple B Bonds (the "Triple B Bonds Stipulation and Consent Order") is hereby amended to insert the Equity Committee in addition to the Unsecured Committee in each place that the Unsecured Committee appears in that paragraph. The first paragraph of Paragraph 13 of the Triple B Bonds Stipulation and Consent Order is accordingly amended to read as follows:

              "SSB shall consult with CMI, the Unsecured Committee and the Equity Committee regarding general hedging strategies with respect to the Triple B Bonds. SSB may, after consultation with CMI, the Unsecured Committee and the Equity Committee, determine and implement interest rate hedging strategies mutually agreeable to CMI, the Unsecured Committee and the Equity Committee for the Triple B Bonds and shall provide CMI, the Unsecured Committee and the Equity Committee with a record of hedging transactions promptly upon request. Once a mutually acceptable hedge transaction is implemented, SSB may, after prior notification to CMI, the Unsecured Committee and the Equity Committee, implement other interest rate hedging strategies for the Triple B Bonds."

       2. Except as modified hereinabove, all other terms and provisions of the Triple B Bonds Stipulation and Consent Order shall remain in full force and effect as entered by the United States Bankruptcy Court for the District of Maryland.

CONSENTED AND AGREED TO:


/s/ Richard L. Wasserman                          /s/ Judy G. Z. Liu
------------------------------------              ------------------
Richard L. Wasserman, Esquire                     Harvey R. Miller, Esquire
Venable, Baetjer and Howard, LLP                  Judy G. Z. Liu, Esquire
1800 Mercantile Bank & Trust Bldg.                Weil, Gotshal & Manges LLP
2 Hopkins Plaza                                   767 Fifth Avenue
Baltimore, Maryland 21201                         New York, New York 10153
(410) 244-7400                                    (212) 310-8000

Co-Counsel for CRIIMI MAE Inc.                    -and-
and CRIIMI MAE Holdings II, L.P.
                                                  Troy C. Swanson, Esquire
                                                  Kincaid, Cohen & Swanson, P.C.
/s/ Michael Bernstein                             800 North Charles Street
------------------------------                    Suite 400
Daniel M. Lewis, Esquire                          Baltimore, Maryland 21201
Michael Bernstein, Esquire


                                      -2-



Arnold & Porter                                   (410) 783-6092
555 Twelfth Street, N.W.
Washington, D. C. 20044                           Counsel for Salomon Smith
(202) 942-5661                                    Barney Inc. and Citicorp
                                                  Securities, Inc.
Counsel for the Official Unsecured
Creditors Committee of CRIIMI
MAE Inc.



/s/ Dennis Auerbach
-------------------------
Michael St. Patrick Baxter, Esquire
Dennis B. Auerbach, Esquire
Covington & Burling
1201 Pennsylvania Avenue, N.W.
Washington, D.C. 20044-7566
(202) 662-6000

Counsel for the Official Committee
of Equity Security Holders of
CRIIMI MAE Inc.



       The foregoing Supplemental Stipulation and Consent Order is hereby SO ORDERED this 2nd day of April, 1999.

                                          /s/ Duncan W. Keir
                                          ----------------------
                                          DUNCAN W. KEIR
                                          United States Bankruptcy Judge


cc:      Richard L. Wasserman, Esquire
         Venable, Baetjer and Howard, LLP
         1800 Mercantile Bank & Trust Bldg.
         2 Hopkins Plaza
         Baltimore, Maryland 21201

         Daniel M. Lewis, Esquire
         Michael Bernstein, Esquire
         Arnold & Porter
         555 Twelfth Street, N.W.
         Washington, D.C. 20044

         Michael St. Patrick Baxter, Esqurie
         Dennis B. Auerbach, Esquire
         Covington & Burling
         1201 Pennsylvania Avenue, N.W.
         Washington, D.C. 20044-7566

         Harvey R. Miller, Esquire
         Judy G. Z. Liu, Esquire
         Weil, Gotshal & Manges, LLP
         767 Fifth Avenue
         New York, New York 10153

         Troy C. Swanson, Esquire
         Kincaid, Cohen & Swanson, P.C.
         800 North Charles Street
         Suite 400
         Baltimore, Maryland 21201

         Clifford J. White, III, Esquire
         Office of the United States Trustee
         6305 Ivy Lane
         Suite 600
         Greenbelt, Maryland 20770


                                      -4-